  THIS IS A CONFIRMING ELECTRONIC FILING FOR FORM S-8 FILED ON MAY 19, 1995.

     As filed with the Securities and Exchange Commission on May 19, 1995
                                                       Registration No. 33-92512
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                             ---------------------
                                    Form S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933


                          Susquehanna Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


        Pennsylvania                                      23-2201716
------------------------------------------       -------------------------------
  (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                      Identification No.)

26 North Cedar Street, Lititz,
 Pennsylvania                                              17543
------------------------------------------       -------------------------------
(Address of Principal Executive Offices)                 (Zip Code)


           Susquehanna Bancshares, Inc. Employee Stock Purchase Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)


                               Richard M. Cloney
                                 Vice President
                          Susquehanna Bancshares, Inc.
                             26 North Cedar Street
                          Lititz, Pennsylvania  17543
--------------------------------------------------------------------------------
                    (Name and address of agent for service)


                                 (717) 626-4721
--------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)



                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                          Proposed
                                           maximum     Proposed
                                          offering     maximum
                              Amount to     price     aggregate     Amount of
    Title of securities          be          per      offering     registration
     to be registered        registered   share (1)   price (1)         fee
--------------------------------------------------------------------------------
Common Stock, par value
 $2.00 per share              500,000      $23.00     $11,500,000    $3,966.00

--------------------------------------------------------------------------------

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee based upon the average of the reported high and low sale prices of shares of Common Stock on May 15, 1995, as reported on the National Association of Securities Dealers' National Market System.
--------------------------------------------------------------------------------

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lititz, Commonwealth of Pennsylvania, on this 18th day of May, 1995.

                           SUSQUEHANNA BANCSHARES, INC.


                           By:  /s/ Richard M. Cloney
                                -----------------------------
                                Richard M. Cloney
                                Vice President


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated. Each person, in so signing, also makes, constitutes and appoints Robert S. Bolinger and Richard M. Cloney, and each of such officers acting singly, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.


Signature                             Title                     Date
---------                             -----                     ----


/s/ Robert S. Bolinger       President and Chief Executive     May 17, 1995
------------------------     Officer and a Director
Robert S. Bolinger


/s/ J. Stanley Mull, Jr.     Vice President and Treasurer      May 17, 1995
------------------------     (Principal Financial and
J. Stanley Mull, Jr.         Accounting Officer)



/s/ Richard M. Cloney        Vice President, Secretary and     May 17, 1995
------------------------     a Director
Richard M. Cloney


/s/ John M. Denlinger        Director                          May 17, 1995
------------------------
John M. Denlinger


/s/ Henry H. Gibbel          Director                          May 17, 1995
------------------------
Henry H. Gibbel

                                 Director            May __, 1995
----------------------------
Richard E. Funke


/s/ George J. Morgan             Director            May 17, 1995
----------------------------
George J. Morgan


/s/ James G. Apple               Director            May 16, 1995
----------------------------
James G. Apple


                                 Director            May __, 1995
----------------------------
Edward W. Helfrick


/s/ Roger V. Weist               Director            May 16, 1995
----------------------------
Roger V. Weist


/s/ Peter J. Goodwin             Director            May 16, 1995
----------------------------
Peter J. Goodwin


/s/ T. Max Hall                  Director            May 16, 1995
----------------------------
T. Max Hall


/s/ Raymond M. O'Connell         Director            May 16, 1995
----------------------------
Raymond M. O'Connell


                                 Director            May __, 1995
----------------------------
Donald W. Gentzler


                                 Director            May __, 1995
----------------------------
C. William Hetzer, Jr.


                                 Director            May __, 1995
----------------------------
Robert C. Reymer, Jr.


                                 Director            May __, 1995
----------------------------
Jacob K. Kurtz, Jr.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

          The following documents, as filed by Susquehanna Bancshares, Inc. (herein the "Registrant") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

                 (a)  The Registrant's latest annual report, filed pursuant to
       Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

                 (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above.

                 (c) The description of the Common Stock of the Registrant contained in a registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

       All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.
         -------------------------

       Not applicable.


Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

       Not applicable.


Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

       Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), provide that a business corporation may indemnify directors and officers against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Under Section 1743 of the BCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the BCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation. Article XIV of the Registrant's Bylaws provides indemnification of directors, officers and other agents of the Registrant and advancement of expenses to the extent otherwise permitted by Sections 1741, 1742 and 1745 of the BCL. Article XIV of the Registrant's Bylaws conditions any indemnification or advancement of expenses upon a determination, made in accordance with the procedures specified in Section 1744 of the BCL, by the Registrant's directors or shareholders that indemnification or advancement of expenses is proper because the director or officer met the standard of conduct set forth in Section 1741 or 1742 of the BCL, as applicable.

       Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to the authority of
Section 1746 of the BCL, the Registrant has also entered into employment agreements with certain principal officers which also provide for indemnification in connection with the performance of their offices. As permitted by the BCL and the Registrant's Articles of Incorporation, the Registrant maintains on behalf of its directors and officers insurance protection against certain liabilities arising out of their service in such capacities.


Item 7.  Exemption from Registration Claimed.
         -----------------------------------

       Not applicable.


Item 8.  Exhibits.
         --------

       The following is a list of exhibits filed as part of this Registration Statement.

Exhibit Number              Exhibit
--------------              -------

5.1                 Opinion of Morgan, Lewis & Bockius

23.1                Consent of Coopers & Lybrand, L.L.P.

23.2                Consent of Morgan, Lewis & Bockius (included as part of
                    Exhibit 5.1)

24.1                Power of Attorney (included as part of the signature page)

99.1                Susquehanna Bancshares, Inc. Employee Stock Purchase Plan

Item 9.  Undertakings.
         ------------

            (a)  The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 Provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii)
                 -----------------
of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of a plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               INDEX TO EXHIBITS

Exhibit                                                                        Sequentially
Number                              Exhibit                                    Numbered Page
------                              -------                                    -------------
 5.1    -      Opinion of Morgan, Lewis & Bockius

23.1    -      Consent of Coopers & Lybrand, L.L.P.

23.2    -      Consent of Morgan, Lewis & Bockius (included as
               part of Exhibit 5.1)

24.1    -      Power of Attorney (included as part of the signature page)

99.1    -      Susquehanna Bancshares, Inc. Employee Stock Purchase Plan